UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WASHINGTONFIRST BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	26-4480276
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11921 Freedom Drive, Suite 250

Reston, Virginia 20190

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐

Securities Act registration statement file number to which this form relates: 333-183255

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.01 par value per share (the “Common Stock”), of WashingtonFirst Bankshares, Inc. (the “Registrant”) is set forth in the section captioned “Information About WashingtonFirst – Description of WashingtonFirst’s Capital Stock” in the joint proxy statement/prospectus included in the Registrant’s Registration Statement on Form S-4 (Registration No. 333-183255), initially filed with the Securities and Exchange Commission on August 13, 2012, under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.	Exhibits.

None. Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NASDAQ and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WashingtonFirst Bankshares, Inc.

Date: December 20, 2012	By:	/s/ Shaza L. Andersen
Shaza L. Andersen Chief Executive Officer